Exhibit 7(c)(2)

Amendment No. 6 DBER Agreement

AMENDMENT NO. 6

to the

VARIABLE ANNUITY DBER REINSURANCE AGREEMENT

Effective June 1, 2001

Between

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

(formerly MERRILL LYNCH LIFE INSURANCE COMPANY)

(“CEDING COMPANY”)

and

ACE TEMPEST LIFE REINSURANCE LTD.

(“REINSURER”)

Effective May 1, 2015, this Amendment is hereby attached to and becomes a part of the above-described Agreement. It is mutually agreed that the Agreement will be updated to properly reflect fund changes and endorsements.

To effect these changes, the following provisions of the Agreement are hereby amended:

•	Schedule B-2, Subaccounts Subject to this Reinsurance Agreement is hereby replaced by the attached Schedule B-2

Transamerica Advisors Life Insurance Company		ACE Tempest Life Reinsurance Ltd.

By	/s/ Carl Fagenbaum	By	/s/ Alberto Autmezguine
Name	Carl Fagenbaum	Name	Alberto Autmezguine
Title	Vice President	Title	SVP & Chief Actuary
Date	7/16/15	Date	7/15/15

Transamerica Advisors LIC and ACE Tempest Re DBER

SCHEDULE B-2

Subaccounts Subject to this Reinsurance Agreement

Retirement Plus

BlackRock Variable Series Funds, Inc.

BlackRock Managed Volatility V.I. Fund (5)

BlackRock Basic Value V.I. Fund

BlackRock Total Return V.I. Fund

BlackRock Money Market V.I. Fund (1)

BlackRock Capital Appreciation V.I. Fund

BlackRock Global Allocation V.I. Fund

BlackRock Global Opportunities V.I. Fund

BlackRock U.S. Government Bond V.I. Fund

BlackRock High Yield V.I. Fund

BlackRock S&P 500 Index V.I. Fund

BlackRock International V.I. Fund

BlackRock Large Cap Core V.I. Fund

BlackRock Large Cap Growth V.I. Fund

BlackRock Large Cap Value V.I. Fund

BlackRock Value Opportunities V.I. Fund

BlackRock Equity Dividend V.I. Fund (2)

Transamerica Series Trust

TA QS Investors Active Asset Allocation – Moderate (7)

TA QS Investors Active Asset Allocation – Conservative (8)

TA QS Investors Active Asset Allocation – Moderate Growth (9)

TA Legg Mason Dynamic Allocation – Balanced

TA Legg Mason Dynamic Allocation – Growth

TA Managed Risk – Balanced ETF Index (10)

TA Managed Risk – Conservative ETF (11)

TA Managed Risk – Growth ETF (12)

TA Market Participation Strategy

TA PIMCO Tactical – Balanced

TA PIMCO Tactical – Conservative

TA PIMCO Tactical – Growth

Invesco Variable Insurance Funds

Invesco V.I. American Franchise Fund (3)

Invesco V.I. Core Equity Fund

Invesco V.I. Comstock Fund (4)

AllianceBernstein Variable Products Series Fund, Inc.

AllianceBernstein Large Cap Growth Portfolio (13)

AllianceBernstein Global Thematic Growth Portfolio

American Century Variable Portfolios, Inc.

VP International Fund

VP Ultra Fund

Davis Variable Account Fund, Inc.

Davis Value Portfolio

Federated Insurance Series

Federated Managed Trail Risk Fund (6)

Federated Kaufmann Fund II

MFS Variable Insurance Trust

MFS Growth Series

PIMCO Variable Insurance Trust

Total Return Portfolio

Transamerica Advisors LIC and ACE Tempest Re DBER

(1)	Available both through Account A and Account B
(2)	Closed to allocations of new premium payments and incoming transfers
(3)	Invesco V.I. Capital Appreciation fund was re-organized into this fund / closed to new investments
(4)	Formerly known as Invesco Van Kampen VI Comstock Fund
(5)	Formerly known as BR Balanced Capital / closed to new premiums and incoming transfers
(6)	Replaces Federated Capital Appreciation Fund II
(7)	Formerly known as Transamerica Aegon Tactical Vanguard ETF – Balanced
(8)	Formerly known as Transamerica Aegon Tactical Vanguard ETF – Conservative
(9)	Formerly known as Transamerica Aegon Tactical Vanguard ETF – Growth
(10)	Formerly known as TA Vanguard ETF – Balanced
(11)	Formerly known as TA Vanguard ETF – Conservative
(12)	Formerly known as TA Vanguard ETF – Growth
(13)	Closed to new investments

Transamerica Advisors LIC and ACE Tempest Re DBER

SCHEDULE B-2 (Continued)

Subaccounts Subject to this Reinsurance Agreement

Retirement Power and Retirement Optimizer

BlackRock Variable Series Funds, Inc. (1)

BlackRock Basic Value V.I. Fund

BlackRock Total Return V.I. Fund

BlackRock Cap App V.I. Fund

BlackRock US Government Bond V.I. Fund

BlackRock S&P 500 Index V.I. Fund

BlackRock International V.I. Fund

BlackRockValue Opportunities V.I. Fund

BlackRock- Money Market V.I. Fund

AIM Variable Insurance Funds

Invesco V.I International Growth Fund

Invesco V.I. Core Equity Fund

Invesco V.I. Comstock Fund

Invesco V.I. American Franchise Fund (4)

AllianceBernstein Variable Products Series Fund, Inc.

AllianceBernstein Growth and Income Portfolio

AllianceBernstein Large Cap Growth Portfolio (2)

American Century Variable Portfolios, Inc.

VP Ultra Fund

Davis Variable Account Fund, Inc.

Davis Value Portfolio

Federated Insurance Series

Federated Managed Tail Risk Fund II (3)

Federated Kaufmann Fund II

MFS Variable Insurance Trust

MFS Growth Series

PIMCO Variable Insurance Trust

Total Return Portfolio

Columbia VariablePortfolios, Inc.

Select Smaller-Cap Value Fund

Transamerica Series Trust

TA Barrow Hanley Dividend Focused

(1)	Replaces Merrill Lynch Series Funds
(2)	Closed to new investments as of 12/12/2011
(3)	Replaces Federated Capital Appreciation Fund II
(4)	Closed to new investments as of 4/30/2012

Transamerica Advisors LIC and ACE Tempest Re DBER